Breitburn Energy Partners LP Reaches Agreement in Principle Regarding Amended Plan of Reorganization
November 28, 2017 03:04 PM Eastern Standard Time
LOS ANGELES--(BUSINESS WIRE)--Breitburn Energy Partners LP (“Breitburn”) and its affiliates, as debtors and debtors in possession (collectively, the “Debtors”), today announced that they have reached an agreement in principle (the “Agreement in Principle”) with their key creditor constituencies with respect to an amended plan of reorganization and restructuring. The Agreement in Principle has the support of certain lenders under the Debtors’ prepetition revolving credit facility (the “RBL Lenders”), certain holders of the Debtors’ 9.25% Senior Secured Second Lien Notes (the “Second Lien Group”), certain holders of the Debtors’ 7.785% Senior Notes due 2022 and 8.625% Senior Notes due 2020 (the “Senior Unsecured Notes”) that collectively hold approximately 68% of the outstanding principal amount of the Senior Unsecured Notes (the “Ad Hoc Senior Notes Groups”), and the Official Committee of Unsecured Creditors (the “Creditors’ Committee”) appointed in the Debtors’ chapter 11 cases pending in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). As a result of the Agreement in Principle, the Creditors’ Committee has agreed to withdraw its opposition to the plan of reorganization previously filed by the Debtors and to support an amended plan of reorganization to be filed that will incorporate the terms and provisions of the Agreement in Principle (the “Amended Plan”).
The Amended Plan is premised on the division of the Debtors’ assets and existing businesses into two separate entities upon the occurrence of the effective date of the Amended Plan (the “Plan Effective Date”): (a) a newly-formed limited liability company (“LegacyCo”) that will own all of the Debtors’ assets other than certain assets located in the Permian Basin (such assets, the “Permian Assets”); and (b) a newly-formed corporation (“New Permian Corp.”) that will acquire all of the equity of a newly-formed limited liability company that will own the Permian Assets. New Permian Corp. will also own 7.5% of the equity of LegacyCo.
Certain principal terms of the Agreement in Principle are outlined below:

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RBL Lenders holding allowed claims in the aggregate principal amount of $747,316,435.62 (the “RBL Claims”) will receive a pro rata share of (a) cash in an amount equal to the RBL Claims minus $400 million and (b) participation in an amended and restated term loan facility in the principal amount of $400 million (the “Exit Facility”). Each RBL Lender will also have the right to convert its entire portion of the Exit Facility to an equal amount of a revolving credit facility.

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Holders of the 9.25% Senior Secured Second Lien Notes (the “Second Lien Notes”) with allowed claims solely for purposes of the Amended Plan in the aggregate amount of $793 million, plus accrued unpaid pre- and post-petition default interest on all outstanding obligations, costs, fees, indemnities, and all other obligations payable under the Second Lien Notes, will receive a pro rata share of 92.5% of the equity of LegacyCo, subject to potential dilution.

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Holders of Senior Unsecured Notes that are “eligible offerees” will receive the right to purchase their pro rata share of an aggregate of 60% of the shares to be issued by New Permian Corp. (the “New Permian Corp. Shares”), subject to certain dilution, pursuant to a $465 million rights offering (the “Rights Offering”) to be implemented under the Amended Plan. All holders of Senior Unsecured

Notes that are “eligible offerees” that do not elect to participate in the Rights Offering will receive no distribution.

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Pursuant to a backstop commitment agreement (subject to Bankruptcy Court approval), the members of the Ad Hoc Senior Notes Groups have committed to (a) exercise rights (the “Minimum Allocation Rights”) to purchase the remaining 40% of New Permian Corp. Shares for an aggregate amount of $310 million payable in cash, subject to certain dilution, and (b) backstop the Rights Offering.

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Both (a) the members of the Ad Hoc Senior Notes Groups, and (b) all other holders of Senior Unsecured Notes that are “eligible offerees” as of November 27, 2017 that irrevocably elect to participate in the Rights Offering by December 13, 2017, will receive on the Plan Effective Date their pro rata share (based on the respective backstop commitment amounts of the members of the Ad Hoc Senior Notes Groups and the respective subscription amounts as to the rights exercised by “eligible offerees” by December 13, 2017) of 10% of the New Permian Corp. Shares, which will dilute the New Permian Corp. Shares issued pursuant to the Rights Offering and pursuant to the Minimum Allocation Rights.

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Holders of Senior Unsecured Notes that are not “eligible offerees” will receive, through a trust, New Permian Corp. Shares having a value equal to 4.5% of their claims but have the option to elect to receive instead cash in the amount of 4.5% of their claims; provided that the aggregate amount of the value of the New Permian Corp. Shares and cash distributed to such holders will not exceed $5,422,265. To the extent that the New Permian Corp. Shares and cash that would otherwise be issued to such holders exceeds $5,422,265, the distribution of such New Permian Corp. Shares and cash each will be reduced ratably to eliminate such excess.

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Holders of allowed general unsecured claims will receive their pro rata share of $1.5 million. Holders of allowed general unsecured claims exceeding $1 million, however, will have the right to elect to receive instead, New Permian Corp. Shares having a value equal to 4.5% of their allowed claims; provided that the aggregate amount of the distribution to such holders will not exceed New Permian Corp. Shares having a value equal to $817,240, and to the extent that the New Permian Corp. Shares that would otherwise be issued to such holders exceeds $817,240, the distribution of such shares will be reduced ratably to eliminate such excess.

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Holders of allowed general unsecured claims held by claimants that will provide goods and services necessary to the operation of LegacyCo or New Permian Corp. or that will benefit their assets, and will continue to do business with LegacyCo or New Permian Corp., will be paid in full in cash.

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Breitburn’s common and preferred unitholders will receive no distribution or consideration under the Amended Plan on account of their equity interests, and all such units will be canceled on the Plan Effective Date. Nevertheless, the Debtors will incur a substantial amount of cancellation of debt and other income upon implementation of the Amended Plan that will be allocable to the unitholders for income tax purposes. Consistent with the plan of reorganization previously filed, the Debtors intend to structure the Amended Plan and the transactions related to its implementation so as to mitigate the impact of such cancellation of debt and other income. However, there is still a significant risk that unitholders could recognize a substantial amount of unsheltered income upon implementation of the Amended Plan depending, in part, on whether certain actions are taken by certain creditors beyond the Debtors’ control on or before the Plan Effective Date or certain facts exist as to which the Debtors may be unaware with respect to related party ownership of equity of Breitburn by certain creditors on or before the Plan Effective Date.

Accordingly, upon consummation and implementation of the Amended Plan, 92.5% of the equity of LegacyCo (the post-emergence owner of the Debtors’ assets other than the Permian Assets) will be distributed to the holders of the Second Lien Notes, subject to dilution by any management incentive plan adopted by LegacyCo’s board of directors. In addition, as stated above, the Permian Assets will be owned by New Permian Corp., which will also own 7.5% of the equity of LegacyCo, subject to dilution by any management incentive plan adopted by LegacyCo’s board of directors.
The Agreement in Principle is subject to the execution and delivery of definitive documents, and the filing of the Amended Plan. Implementation of the Amended Plan is subject to confirmation by the Bankruptcy Court in accordance with the requirements of the United States Bankruptcy Code.
Cautionary Statement Regarding Forward-Looking Information
This press release contains forward-looking statements that relate to future results and events that are not facts and constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on Breitburn’s current expectations, estimates and assumptions and, as such, involve certain risks and uncertainties. The ability of Breitburn to predict results or the actual effects of its plans and strategies is subject to inherent uncertainty. Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of a number of risks, uncertainties and other factors. All statements other than statements of historical fact, including statements containing the words “intends,” “believes,” “expects,” “will be,” and similar expressions, are statements that could be deemed to be forward-looking statements. In addition, the forward-looking statements represent Breitburn’s views as of the date as of which they were made. Breitburn anticipates that subsequent events and developments may cause its views to change. However, although Breitburn may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Breitburn’s views as of any date subsequent to the date hereof.
BBEP-IR
Contacts
Breitburn Energy Partners LP
Antonio D’Amico
Vice President, Investor Relations & Government Affairs
(213) 225-0390